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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 18, 2004




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


            Virginia                    1-9148                   54-1317776
            --------                    ------                   ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
        of incorporation)                                   Identification No.)

                             1801 Bayberry Court
                               P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01.   Entry into a Material Definitive Agreement

On November 18, 2004, The Brink's Company (the "Company") entered into a $150 million, five-year, revolving credit agreement (the "Credit Agreement") with ABN AMRO Bank N.V. ("ABN") that provides for the issuance of letters of credit and the granting of revolving loans at the Company's request. Various subsidiaries of the Company are acting as guarantors pursuant to the Credit Agreement. In addition to the Credit Agreement and as part of the transaction, ABN will issue $150 million of floating rate senior secured credit-linked notes to institutional investors. ABN will use the proceeds of the sale of the notes as credit protection with respect to the letters of credit and loans that ABN will issue on behalf of the Company.

The Credit Agreement provides for the Company to request letters of credit to be issued by ABN to the Company's beneficiaries and/or loans to be made by ABN to the Company. Under the Credit Agreement, the Company pays ABN a predetermined letter of credit fee and/or a floating rate of interest on the loans.

The Credit Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include maximum leverage ratio and minimum interest coverage ratio financial covenants, limitations on liens, investments and various other corporate activities, and default provisions, including, payment defaults, defaults for non-performance of covenants and cross-defaults to other significant debt obligations. The occurrence of an event of default under the Credit Agreement could result in all unpaid letter of credit amounts, loans and other obligations becoming immediately due and payable and the facility being terminated.

In addition, if the Company does not reimburse ABN following a drawing under any letter of credit, ABN is permitted to use the cash proceeds from the sale of the notes to reimburse and disintermediate itself, upon which the purchasers of the notes from ABN will become senior unsecured creditors of the Company by assuming ABN's claim under the Credit Agreement in the amount of such unreimbursed letter of credit draws.

This description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto. You are encouraged to read the Credit Agreement. The Company and its affiliates regularly engage ABN to provide other banking services. All of these engagements are negotiated at arm's length.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.


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Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

99.1 Credit Agreement, dated as of November 18, 2004, between The Brink's Company and ABN AMRO Bank N.V.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 THE BRINK'S COMPANY
                                 (Registrant)


Date: November 18, 2004          By:  /s/ Robert T. Ritter
                                      ------------------------------------------
                                      Robert T. Ritter
                                      Vice President and Chief Financial Officer



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                                  EXHIBIT INDEX
                                  -------------

EXHIBIT             DESCRIPTION
-------             -----------

99.1 Credit Agreement, dated as of November 18, 2004, between The Brink's Company and ABN AMRO Bank N.V.




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